Exhibit 10.1
EXECUTION VERION
AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of January 15, 2015 (this “Amendment”), among THE KEYW CORPORATION, a Maryland corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”) the Lenders party hereto and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (such capitalized term and, unless otherwise specified, all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below).

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent and the other parties named therein, are party to that certain Credit Agreement, dated as of July 21, 2014 (as amended, amended and restated, supplemented or otherwise modified to (but not including) the date hereof, the “Credit Agreement”) pursuant to which the Lenders have made certain extensions of credit available to and on behalf of the Borrower; and

WHEREAS, the Borrower and the Lenders party hereto have agreed to amend the Credit
Agreement, but only on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Credit Agreement Amendments.

Section 1.1.     Amendments to Section 1.01 - Defined Terms.

(a) The definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (h) thereof as follows:

(h) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that (i) after giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.12, recomputed as of the end of the Applicable Period, (ii) after giving effect to such Acquisition on a Pro Forma Basis, the Consolidated Senior Secured Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 2.00:1.00, and (iii) (x) after giving effect to such Acquisition on a Pro Forma Basis, the Consolidated Total Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 3.75:1.00, or (y) (A) the Consolidated Total Leverage Ratio recomputed as of the end of the Applicable Period after giving effect to such Acquisition on a Pro Forma Basis would not be greater than the Consolidated Total Leverage Ratio as of such Applicable Period prior to giving effect to such Acquisition, (B) the EBITDA of the Acquisition Target for the period of the four fiscal quarters most recently ended shall not be less than zero, (C) immediately after giving effect to such Acquisition, there shall be at least $25,000,000 of Liquidity and (D) the sum of all cash and Cash Equivalents of the Loan Parties used as purchase price consideration for the consummation of Acquisitions permitted under this clause (y) shall not exceed $40,000,000 in the aggregate.

(b)    The definition of “Liquidity” set forth in Section 1.01 of the Credit
Agreement is hereby amended and restated as follows:
“Liquidity” means, of any date of determination, the sum of (a) all cash and Cash Equiva- lents of the Loan Parties on such date that (i) do not appear (or would not be required to appear) as

“restricted” on a consolidated balance sheet of the Parent and (ii) is not subject to any Liens other than Liens securing Obligations or permitted under Section 8.01(c),
(m) or (o) plus (b) the aggregate availability under the Revolving Commitments (which for the avoidance of doubt shall be limited to the amount available to be borrowed as Re- volving Loans in compliance with Section 8.12 as of such time).

Section 2. Representations and Warranties, No Default. The Borrower represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 1 Effective Date (as defined below) that: (a) this Amendment is within each Loan Party’s corporate or other organizational powers; (b) this Amendment has been duly authorized by all necessary corporate or other organizational action; and (c) this Amendment does not and will not (i) contravene the terms of any of such Person’s organizational documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate in any material respect any Law to which such Person or its property is subject. This Amendment has been duly executed and delivered by each of the Loan Parties and constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms. This Amendment does not require any consent, approval, exemption or authorization of, registration or filing (other than any filings required under applicable Federal or state securities laws) with, or any other action by, any Governmental Authority or any other Person.

Section 3. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions are satisfied or waived by each applicable party:

(a) The Administrative Agent shall have received executed signature pages to this Amendment from the Lenders, the Borrower and each other Loan Party;

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date;

(c)    At the time of and immediately after giving effect to this Amendment, no
Default has occurred and is continuing; and

(d) The Borrower shall have paid or caused to be paid all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (without duplication) including the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent incurred in connection with this Amendment.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (i.e. a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart hereof.

Section 5. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document, and each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Loan Party ratifies and reaffirms its obligations under the Loan Documents to which it is party, the Liens granted by it pursuant to the Collateral Documents, which continue to secure the Obligations, and if such Loan Party is a Guarantor, its guaranty of the Obligations pursuant to the Guaranty. From and after the Amendment Effective Date, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. In entering into this Amendment, each Lender has undertaken its own analysis and has not relied on any other Lender in making its decision to enter into this Amendment. This Amendment constitutes a Loan Document. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Borrower:	THE KEYW CORPORATION,
a Maryland corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

Guarantors:	THE KEYW HOLDING CORPORATION,
a Maryland corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

THE ANALYSIS GROUP, LLC,
a Virginia limited liability company

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

EVEREST TECHNOLOGY SOLUTIONS, INC.,
a Delaware corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

HEXIS CYBER SOLUTIONS, INC.,
a Maryland corporation

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

FLI-HI LLC,
a Massachusetts limited liability company

	By:	/s/ Philip L. Calamia
	Name:	Philip L. Calamia
	Title:	Chief Financial Officer

SENSAGE, INC.,
a California corporation

By:	/s/ Philip L. Calamia
Name:	Philip L. Calamia
Title:	Chief Financial Officer

POOLE & ASSOCIATES, INC.,
a Maryland corporation

By:	/s/ Philip L. Calamia
Name:	Philip L. Calamia
Title:	Chief Financial Officer

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Richard C. Smith
Name:	Richard C. Smith
Title:	Authorized Signatory

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Mark A. Zirkle
Name:	Mark A. Zirkle
Title:	Senior Vice President

SUNTRUST BANK
as a Lender

By:	/s/ Paul Deerin
Name:	Paul Deerin
Title:	Senior Vice President

Acknowledged and Accepted
ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Ann Hurley
Name:	Ann Hurley
Title:	Manager, Agency